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                                                                     EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                              BAILEY & BARON, INC.


                                    ARTICLE I

         The name of the corporation is Bailey & Baron, Inc.

                                   ARTICLE II

         Corporate existence is deemed to have started on the date of the filing hereof by the Secretary of State.

                                   ARTICLE III

         The Corporation shall have perpetual existence.

                                   ARTICLE IV
                     PURPOSE AND PRINCIPAL PLACE OF BUSINESS

         Purpose. This Corporation is organized for the purposes of transacting any and all lawful business.

         Principal Place of Business. The initial street address of the principal place of business of the Corporation is:

                               11601 Grady Ave. N.
                               Tampa, FL  33624

                                    ARTICLE V
                                  CAPITAL STOCK

         The amount of capital stock authorized shall consist of One Thousand (1,000) shares of the common voting stock having no par value, payable in lawful money of the United States of America or in property, at a just valuation to be fixed by the Board of Directors of this


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Corporation. The capital stock of the Corporation may at any time be increased or decreased as provided by the laws of Florida.

                                   ARTICLE VI
                                  INCORPORATOR

         The name and street address of the Incorporator is:

                                 David C. Baron
                                 2650 Countryside Blvd.
                                 Building A-105
                                 Clearwater, FL  34621


                                   ARTICLE VII
                               BOARD OF DIRECTORS

         Section 1. This Corporation initially shall have two (2) directors. The number of directors may be increased or diminished from time to time by action in accordance with the Bylaws of the Corporation.

         Section 2. The name and street address of the first members of the Board of Directors who, unless otherwise provided by the Bylaws, shall hold office for the first year of existence of the Corporation or until his successor is elected and qualified are:

                                 James H. Bailey
                                 11601 Brady Ave. N.
                                 Tampa, FL  33624
                                 David C. Baron
                                 2650 Countryside Blvd.
                                 Building A-105
                                 Clearwater, FL  34621

All of the directors of the Corporation shall be at least eighteen (18) years of age.

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                                  ARTICLE VIII
                        RESTRICTION ON TRANSFER OF STOCK

         Shares of the capital stock of this Corporation shall be issued initially to the following persons and in the amount set opposite their name:

                           James H. Bailey - 100 shares
                           David C. Baron - 100 shares

         Shares held by the initial Stockholders listed above may not be resold or otherwise transferred (other than to a revocable trust created by a Stockholder) or encumbered without the consent of the other Stockholders and unless such shares are first offered to the remaining Stockholders or to this Corporation. The price and terms at which, and the time within which, such shares may be offered and sold shall be further specified in, or as directed by, the Bylaws of this Corporation.

         IN WITNESS WHEREOF, the above-named Incorporation has subscribed his name this 19th day of April, 1989.



                                             ----------------------------------
                                             David C. Baron


STATE OF FLORIDA   )
                   ) SS:
COUNTY OF PINELLAS )

         The foregoing Articles of Incorporation were acknowledged before me by David C. Baron this 19th day of April, 1989.



                                             ----------------------------------
                                             NOTARY PUBLIC
                                             State of Florida at Large

My commission expires:

-------------------



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                    CERTIFICATE DESIGNATING PLACE OF BUSINESS
                  OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN
                  FLORIDA, NAMING AGENT UPON WHOM MAY BE SERVED


         IN COMPLIANCE WITH SECTION 48.091, FLORIDA STATUTES, THE FOLLOWING IS
SUBMITTED:

         FIRST -- THAT BAILEY & BARON, INC. DESIRING TO ORGANIZE OR QUALITY UNDER THE LAWS OF THE STATE OF FLORIDA, WITH ITS PRINCIPAL PLACE OF BUSINESS IN THE CITY OF CLEARWATER, PALM HARBOR, STATE OF FLORIDA, HAS NAMED JAMES H. BAILEY AT 11601 GRADY AVENUE N., TAMPA, FL 33624 AS ITS AGENT TO ACCEPT SERVICE OF PROCESS WITHIN FLORIDA.


                                          -------------------------------------
                                          James H. Bailey
                                          Title: President
                                          Date:  April 18, 1989


         HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE-STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF ALL MATTERS.



                                          -------------------------------------
                                          James H. Bailey
                                          Resident Agent
                                          April 18, 1989




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                                ARTICLE OF MERGER

                                       OF

                STAR SERVICES GROUP, INC., A FLORIDA CORPORATION

                                      INTO

                   BAILEY & BARON, INC., A FLORIDA CORPORATION


         Pursuant to the provisions of Sections 607.1101 and 607.1105 of the Florida Business Corporation Act (the "Act"), STAR SERVICES GROUP, INC., a Florida corporation ("Star Services Group"), and BAILEY & BARON, INC., a Florida corporation ("Bailey & Baron"), adopt the following Articles of Merger for the purpose of merging Star Services Group with and into Bailey & Baron.

         FIRST: The Agreement and Plan of Merger (the "Plan of Merger") is attached as Exhibit A.

         SECOND: The Plan of Merger between Star Services Group and Bailey & Baron was adopted by the Board of Directors and the shareholders of each of Star Services Group and Bailey & Baron by unanimous written consent in accordance with the provisions of Section 607.1103 of the Act as of June 21, 1999.

         IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of the parties hereto as of the 22nd day of June, 1999.


                                             STAR SERVICES GROUP, INC.



                                             ----------------------------------
                                             Jack Casagrande, Chairman



                                             BAILEY & BARON, INC.




                                             ----------------------------------
                                             Jack Casagrande, Chairman





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                              ARTICLES OF AMENDMENT
                                       TO
                              BAILEY & BARON, INC.


         THE UNDERSIGNED, being the sole director and president of Bailey & Baron, Inc., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation shall be Bailey & Baron, Inc.

                                   ARTICLE II
                                     PURPOSE

         The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE III
                               PERIOD OF EXISTENCE

         The period during which the Corporation shall continue perpetual.

                                   ARTICLE IV
                                     SHARES

         The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $0.001 par value.

                                    ARTICLE V
                                PLACE OF BUSINESS

         The address of the principal place of business of this corporation in the State of Florida shall be 1008 Royal Aberden Way, Orlando, Florida 32828. The Board of directors may at any time and from time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

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                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

         No share holder shall have any right to acquire share or other securities of the corporation except to the extent to such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

                                  ARTICLE VIII
                              AMENDMENT OF BY-LAWS

         Anything in these Articles of Incorporation, the By-Laws, or the Florida Corporation Act notwithstanding, by-laws not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                  SHAREHOLDERS

                9.1 Inspection of books. The Board of Directors shall make the reasonable rules to determine at what times and place and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

                9.2 Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not be applied to the Corporation.

                9.3 Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

                9.4 Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                    ARTICLE X
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition the Corporation shall have the power, in its by-laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interest of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.



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                                   ARTICLE XI
                                    CONTRACTS

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on August 26, 1998 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF I have hereunto subscribed to and executed the Articles of Incorporation on this 26th day of August, 1998.

         The foregoing instrument was acknowledged before me on August 26, 1998, by James H. Bailey, who is personally known to me.


----------------------------------
           , Notary Public
-----------

My Commission Expires:














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